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                                                                    EXHIBIT 24.2

                          CONSENT OF ATHERTON AND ASSOCIATES

The Board of Directors
Town and Country Finance and Thrift Company

    We consent to the use of our reports included herein (or incorporated herein by reference).

Modesto, California
July 11, 1996                               Very truly yours,

                                            Atherton & Associates

                                            /s/ Rodney K. Sakaguchi
                                            -----------------------------------
                                            Rodney K. Sakaguchi


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